Exhibit 10.35

EXECUTION VERSION

AMENDMENT NO. 1 TO COMMERCIALIZATION AGREEMENT

THIS AMENDMENT NO. 1 TO COMMERCIALIZATION AGREEMENT (this “Amendment No. 1”) is entered into as of January 9, 2018, by and among Depomed, Inc., a California corporation (“Depomed”), Collegium Pharmaceutical, Inc., a Virginia corporation (“Collegium”), and Collegium NF, LLC, a Delaware limited liability company and wholly owned subsidiary of Collegium (“Newco”) and amends that certain Commercialization Agreement, dated as of December 4, 2017 (the “Commercialization Agreement”), by and among Depomed, Collegium, and Newco.  Each of Depomed, Collegium and Newco is referred to herein individually as a “party” and collectively as the “parties.”  Defined terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Commercialization Agreement.

WHEREAS, the parties entered into that certain Commercialization Agreement on December 4, 2017 and wish to amend certain terms of the Commercialization Agreement; and

WHEREAS, Section 17.4 of the Commercialization Agreement provides that the Commercialization Agreement may be amended by written agreement of the parties thereto.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

1.         Section 1.111 of the Commercialization Agreement is hereby amended and restated as follows:

““Consent and Sixth Amendment to Loan and Security Agreement” has the meaning set forth in Section 14.3(c)(xi).”

2.         Section 1.123 of the Commercialization Agreement is hereby amended and restated as follows:

“Reserved.”

3.         Section 1.134 of the Commercialization Agreement is hereby amended and restated as follows:

““Pledge Agreement” has the meaning set forth in Section 14.3(c)(vii).”

4.         Section 2.12(b)(x) of the Commercialization Agreement is hereby amended and restated as follows:

“Reserved.”

5.         Section 2.12(c)(x) of the Commercialization Agreement is hereby amended and restated as follows:

“The Control Agreement, dated as of the Closing Date, executed by Newco and the Financial Institution;”

6.         Section 2.12(c)(xi) of the Commercialization Agreement is hereby amended and restated as follows:

“Reserved.”

7.         Section 2.12(c)(xviii) of the Commercialization Agreement is hereby amended and restated as follows:

“The Consent and Sixth Amendment to Loan and Security Agreement, dated as of the Closing Date, executed by Collegium and the Financial Institution; and”

8.         Section 7.7(a)(i) of the Commercialization Agreement is hereby amended and restated as follows:

“As of the Closing Date, Newco shall, and Collegium shall cause Newco to, deliver to Depomed, an irrevocable standby letter of credit issued by Silicon Valley Bank (the “Financial Institution”), in form and substance reasonably acceptable to Depomed (the “Letter of Credit”) in an aggregate amount of Thirty-Three Million Seven Hundred Fifty Thousand Dollars ($33,750,000) (the “Maximum Stated Value”).  Depomed shall have the right to draw upon the Letter of Credit, up to the Maximum Stated Value, in the event that there is a shortfall in the Minimum Quarterly Payment made to Depomed by Collegium pursuant to Section 7.3(a) hereof, solely to the extent of such quarterly shortfall as determined in good faith by Depomed (a “Quarterly Shortfall”), provided that Collegium does not pay the amount of such Quarterly Shortfall to Depomed within forty-five (45) days after the last day of such calendar quarter.”

9.         Section 7.7(b)(ii) of the Commercialization Agreement is hereby amended and restated as follows:

“Collegium and Newco shall, and Collegium shall cause Newco to, cause all amounts from gross sales of the Payment-Bearing Products to be deposited directly into the Sales Account (including, requiring all Customers of the Payment-Bearing Products to remit all payments owed to Collegium or any of its Affiliates or any other Sublicensees directly into the Sales Account) and, on a daily basis, thirty-five percent (35%) of such day’s deposits (the “Newco Deposits”) shall be swept into an account designated by Depomed until the Minimum Quarterly Payment obligation is satisfied for each calendar quarter, and sixty-five percent (65%) shall be swept into an account designated and owned by Collegium.  Once the Minimum Quarterly Payment obligation is satisfied for a given calendar quarter, then, on a daily basis, one hundred percent (100%) of the Newco Deposits shall be swept into an account designated and owned by Collegium for the remainder of such calendar quarter. Once the Minimum Quarterly Payment obligation is satisfied in its entirety (i.e., once Collegium’s payment obligation is governed by Section 7.3(b)), then, on a daily basis, one hundred percent (100%) of the Newco Deposits shall be swept into an account designated and owned by Collegium for the remainder of the Payment Term. The sweep mechanism shall not be subject to change and shall be the only mechanism for disbursing funds from the Sales Account, unless in a writing signed by both Depomed and Newco; provided that upon an “Event of Default” (as defined in the Collateral Agreement), Depomed may exercise all remedies granted under the Collateral Agreement. Based on Newco’s reports provided to Depomed calculating amounts payable under Section 7.3, Depomed shall refund to Newco any amounts overpaid to Newco from the Newco Deposits within ten (10) Business Days of receiving such reports.”

10.       The Commercialization Agreement is hereby amended to add the following as a new Section 7.7(c) of the Commercialization Agreement:

“(c)      Assignment of Proceeds.  On the terms and subject to the conditions set forth in this Agreement, and in consideration for Newco granting Collegium certain rights under the Collegium Sublicense, Collegium hereby irrevocably contributes, assigns, transfers, conveys, grants and delivers to Newco, and Newco hereby acquires and accepts from Collegium, all of Collegium’s present and future right, title and interest in, to and under all cash, royalties, fees, revenues, proceeds, payments, income or other amounts resulting from sales of Payment-Bearing Products, in each case solely to the extent required to be deposited directly into the Sales Account pursuant to Section 7.7(b)(ii) of this Agreement, free and clear of all Liens (except for any Lien granted to Depomed). Each of Collegium and Newco agree to execute such documents and to perform such other acts as are necessary to implement this Section 7.7(c), but in each case only upon Depomed’s reasonable request.”

11.       Section 14.3(c)(viii) of the Commercialization Agreement is hereby amended and restated as follows:

“Reserved.”

12.       Section 14.3(c)(xi) of the Commercialization Agreement is hereby amended and restated as follows:

“An amendment to that certain existing Loan and Security Agreement by and between Silicon Valley Bank and Collegium, dated as of August 28, 2012 (as amended by that certain First Amendment to Loan and Security Agreement dated as of January 31, 2014, by and between Silicon Valley Bank and Collegium, as amended by that certain Assumption and Second Amendment to Loan and Security Agreement dated as of August 12, 2014, by and between Silicon Valley Bank and Collegium, as amended by that certain Third Amendment to Loan and Security Agreement dated as of September 25, 2014, by and between Silicon Valley Bank and Collegium, as further amended by that certain Fourth Amendment to Loan and Security Agreement dated as of October 31, 2014, by and between Silicon Valley Bank and Collegium, and as further amended by that certain Consent and Fifth Amendment to Loan and Security Agreement dated as of December 31, 2015, by and between Silicon Valley Bank and Collegium), in a form reasonably acceptable to Depomed (the “Consent and Sixth Amendment to Loan and Security Agreement”); provided, however, that the Consent and Sixth Amendment to Loan and Security Agreement shall not be deemed an Ancillary Agreement for purposes of Section 10.1 of this Agreement or Section 3.01 of the Collateral Agreement.”

13.       Except as herein expressly amended, the Commercialization Agreement is ratified and confirmed in all respects by each of the parties hereto and shall remain in full force and effect and enforceable against them in accordance with its terms.  Unless the context otherwise requires, the term “Agreement” as used in the Commercialization Agreement shall be deemed to refer to the Commercialization Agreement as amended hereby.

14.       This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that the parties need not sign the same counterpart.  This Amendment No. 1, following its execution, may be delivered via telecopier machine or other form of electronic delivery, which shall constitute delivery of an execution original for all purposes.

15.       This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law, principles or rules of such state, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.

(The remainder of this page is intentionally left blank.  The signature page follows.)

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed on the date first above written.

DEPOMED, INC.

/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President, General Counsel and Secretary

COLLEGIUM PHARMACEUTICAL, INC.

/s/ Michael T. Heffernan
Michael T. Heffernan
President and Chief Executive Officer

COLLEGIUM NF, LLC

/s/ Michael T. Heffernan
Michael T. Heffernan
President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Commercialization Agreement]